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[LOGO] METLIFE(R)                                   VARIABLE ANNUITY APPLICATION

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                                                                                                      SEND APPLICATION AND CHECK TO:

Home Office Address (no correspondence)                                                      METLIFE INVESTORS USA INSURANCE COMPANY
222 Delaware Avenue Suite 900 . Wilmington, DE 19899             Policy Service Office: P.O. Box 10366 . Des Moines, Iowa 50306-0366
                                              For Express Mail Only . 4700 Westown Parkway Ste. 200 . West Des Moines, IA 50266-2266
MetLife Investors USA Variable Annuity Simple Solutions                                          FOR ASSISTANCE CALL: THE SALES DESK

1. ANNUITANT

__________________________________________________________________   Social
Name          (First)          (Middle)          (Last)              Security Number _____________ -- _____________ -- _____________

                                                                     Sex [ ] M [ ] F    Date of Birth _________/_________/__________
__________________________________________________________________
Address    (Street - No P.O. Box)    (City)    (State)    (Zip)      Phone (_____) _________________ Email _________________________

2. OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT. IF OWNER IS A TRUST, PLEASE COMPLETE FORM 7233, THE TRUSTEE CERTIFICATION FORM
   AND RETURN IT WITH THIS APPLICATION.)

Correspondence is sent to the Owner.
                                                                     Social
__________________________________________________________________   Security/Tax ID Number ___________ -- ___________ -- __________
Name         (First)           (Middle)          (Last)
[ ] Address is same as Annuitant                                     Sex [ ] M [ ] F     Date of Birth/Trust _______/_______/_______

__________________________________________________________________
Address    (Street - No P.O. Box)    (City)    (State)    (Zip)      Phone (_____) _________________ Email _________________________

3. JOINT OWNER

__________________________________________________________________   Social
Name          (First)          (Middle)          (Last)              Security Number _____________ -- _____________ -- _____________

Address is same as [ ] Annuitant [ ] Owner

                                                                     Sex [ ] M [ ] F    Date of Birth _________/_________/__________
__________________________________________________________________
Address    (Street - No P.O. Box)    (City)    (State)    (Zip)      Phone (_____) _________________ Email _________________________

4. BENEFICIARY

Show full name(s), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE SPECIAL REQUESTS SECTION, IF JOINT OWNERS ARE NAMED, UPON
THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE BENEFICIARIES LISTED BELOW WILL
BE CONSIDERED CONTINGENT BENEFICIARIES.

______________________________________________________________/_____/_______________________--________--____________________________
Primary Name                   Relationship                Date of Birth               Social Security Number                %

______________________________________________________________/_____/_______________________--________--____________________________
Primary Name                   Relationship                Date of Birth               Social Security Number                %

______________________________________________________________/_____/_______________________--________--____________________________
Contingent Name                Relationship                Date of Birth               Social Security Number                %

______________________________________________________________/_____/_______________________--________--____________________________
Contingent Name                Relationship                Date of Birth               Social Security Number                %

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT,
ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

5. PLAN TYPE                                                                                 6. PURCHASE PAYMENT

                                                                                             Funding Source of Purchase Payment
                                                                                             ----------------------------------
INDICATE ONLY HOW CONTRACT IS TO BE ISSUED.
                                                                                             [ ] 1035 Exchange  [ ] Check   [ ] Wire

..  NON-QUALIFIED ................ [ ]

..  QUALIFIED TRADITIONAL IRA* ... [ ] Transfer [ ] Rollover [ ] Contribution - Year ______   Initial Purchase
                                                                                             Payment $______________________________
..  QUALIFIED SEP IRA* ........... [ ] Transfer [ ] Rollover [ ] Contribution - Year ______             Make Check Payable to MetLife
                                                                                                                Investors USA
..  QUALIFIED ROTH IRA* .......... [ ] Transfer [ ] Rollover [ ] Contribution - Year ______   (Estimate dollar amount for 1035
                                                                                             exchanges, transfers, rollovers, etc.)

                                                                                             Minimum Initial Purchase Payment:
*  THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.                                            $5,000 Non-/Qual.
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7. BENEFIT RIDER

LIVING BENEFIT RIDER: You must select one of the following Riders. This rider must be chosen at time of application and can not be changed. If no election is made, the Single Life option will apply.

[ ] Single Life - Lifetime Withdrawal Guarantee (LWG) (III)

[ ] Joint Life - Lifetime Withdrawal Guarantee (LWG) (III)

8. TELEPHONE TRANSFER

I (We) authorize MetLife Investors USA Insurance Company (MetLife Investors USA) or any person authorized by MetLife Investors USA to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered
Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. MetLife Investors USA will use reasonable procedures to confirm that instructions communicated by telephone are genuine.

I (We) DO NOT wish to authorize telephone transfers for the following (check applicable boxes): [ ] Owner(s) [ ] Registered
Representative/Agent

9. PURCHASE PAYMENT ALLOCATION

Complete below for your initial Purchase Payment Allocation. Choose from the portfolios listed below. Indicate the percentage each portfolio should receive. Allocations must be whole percentages and total 100%.

American Funds Balanced Allocation Portfolio    ______%             BlackRock Money Market Portfolio                         ______%
American Funds Moderate Allocation Portfolio    ______%
MetLife  Defensive Strategy Portfolio           ______%

                                                   TOTAL MUST EQUAL 100%   ______%

10. SYSTEMATIC WITHDRAWALS (OPTIONAL)

Do Not Complete for Required Minimum Distributions (RMDs) - Use Separate RMD Form Provided or Contact Annuity Service Office.

START MY WITHDRAWAL PAYMENTS: [ ] At Issue (read and complete sections A and B below). If not checked, I will contact the Annuity
Service Office when I am ready to start distributions.

A) I authorize withdrawal payments from my Account Value to commence as indicated below.

IMPORTANT: PLEASE REVIEW YOUR CONTRACT AND/OR PROSPECTUS FOR DETAILED INFORMATION REGARDING EARLY WITHDRAWAL PENALTIES AND OTHER
WITHDRAWAL PROVISIONS. IF YOU MAKE ANY WITHDRAWALS PRIOR TO AGE 59 1/2, WE WILL NOT MAKE PAYMENTS TO YOU OVER YOUR LIFETIME UNDER
THE LIFETIME WITHDRAWAL GUARANTEE (LWG) (III) RIDER.

   CHOOSE ONE:

   [ ]  100% of the current Annual Benefit Payment amount allowed under the LWG rider. THIS WITHDRAWAL AMOUNT WILL ONLY CHANGE AS
        A RESULT OF AUTOMATIC STEP-UPS/RESETS UNDER THE TERMS OF THE LWG RIDER AND NOT AS A RESULT OF INCREASES DUE TO ADDED
        PURCHASE PAYMENTS.

   [ ]  $ _________ Taken pro-rata from the active investment portfolios. CUMULATIVE WITHDRAWALS TAKEN UNDER THE LWG RIDER THAT
        EXCEED THE ANNUAL BENEFIT PAYMENT IN ANY CONTRACT YEAR MAY SIGNIFICANTLY REDUCE THE VALUE OF THE LWG BENEFIT.

FREQUENCY OF WITHDRAWAL PAYMENTS: [ ] Monthly [ ] Quarterly

B) IMPORTANT TAX INFORMATION: Withdrawals will not be taxed under special exclusion ratio rules applicable to annuity payments. A
10% Federal tax penalty may be assessed against taxable amounts withdrawn if the Owner is under age 59 1/2. You should consult your tax advisor regarding your personal situation. If no selection is made below, the Company will withhold the minimum amount required by the IRS. If applicable, a State Income Tax election will be made as elected below for Federal Income Tax withholding.

   Choose one: [ ] Do not withhold Federal Income Taxes [ ] Withhold $___________ or _____%.

C) PAYMENTS: Payments will be made to the owner. When completed below I wish to utilize Electronic Funds Transfer in the processing of my Systematic Withdrawal. When receiving funds via Electronic Funds Transfer, it may take up to three business days for the funds to appear in your bank/brokerage account.

____________________________________________   _____________________________________________________________________________________
Bank/Brokerage Name                            Address

____________________________________________   _________________________________________ [ ] Checking (please attach a voided check)
Account Number                                 ABA Routing Number                        [ ] Savings

11. SPECIAL REQUESTS
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

12. REPLACEMENTS

Does the applicant have any existing life insurance policies or annuity contracts? [ ] Yes [ ] No

Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)? [ ] Yes [ ] No

If "Yes," applicable disclosure and replacement forms must be attached.
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13. METLIFE EDELIVERY(R)

I authorize MetLife to send documents electronically regarding my variable annuity and other insurance contracts issued by MetLife or its affiliates. I have received, read and agree to the terms of the MetLife eDelivery(R) Disclosure Agreement, which contains important information concerning this service. Election of this option will mean that no underlying fund prospectuses are required to be received by you prior to submitting this application as they will be delivered electronically instead. If this option is elected, I have provided my email address on page 1. [ ] Yes [ ] No

14. FRAUD STATEMENTS & DISCLOSURE

ARKANSAS, LOUISIANA, AND WEST VIRGINIA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and confinement in prison.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA AND WASHINGTON RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

MARYLAND RESIDENTS ONLY: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed
Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED,
READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME
POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT
ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

15. ACKNOWLEDGEMENT AND AUTHORIZATION                               16. AGENT'S REPORT

I (We) agree that the above information and statements and those    The information provided by the applicant has been truly and
made on all pages of this application are true and correct to the   accurately recorded. I have reviewed the financial situation of
best of my (our) knowledge and belief and are made as the basis     the Proposed Owner as disclosed, and believe that a multifunded
of my (our) application. I (We) acknowledge receipt of the          annuity contract would be suitable.
current prospectus of MetLife Investors USA Separate Account A.
PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH              Does the applicant have any existing life         [ ] Yes [ ] No
APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO       insurance policies or annuity contracts?
DOLLAR AMOUNT.
                                                                    Is this annuity being purchased to replace any    [ ] Yes [ ] No
I understand there is no additional tax benefit obtained by         existing life insurance or annuity policy(ies)?
funding an IRA with a variable annuity.

I FURTHER ACKNOWLEDGE THAT I HAVE RECEIVED METLIFE'S CUSTOMER       If "Yes," applicable disclosure and replacement forms must be
PRIVACY NOTICE.                                                     attached.

I have read the State Fraud Statement in Section 14 above           ________________________________________________________________
applicable to me.                                                                           AGENT'S SIGNATURE

FOR PENNSYLVANIA RESIDENTS ONLY: BY SIGNING BELOW, I/WE CONFIRM     ________________________________________________________________
RECEIPT OF THE PA LWG SUPPLEMENTAL APPLICATION FORM. I/WE                                         Phone
UNDERSTAND THAT ALL ANNUITY PAYMENTS OR VALUES PROVIDED BY THE
CONTRACT BEING APPLIED FOR WHICH ARE BASED ON THE INVESTMENT        ________________________________________________________________
EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT                             Agent's Name and Number
GUARANTEED AS TO A FIXED DOLLAR AMOUNT.
                                                                    ________________________________________________________________
                                                                                        Name and Address of Firm
_________________________________________________________________
   (OWNER SIGNATURE & TITLE, ANNUITANT UNLESS OTHERWISE NOTED)      ________________________________________________________________
                                                                                         State License ID Number
_________________________________________________________________
                 (JOINT OWNER SIGNATURE & TITLE)                    ________________________________________________________________
                                                                                          Client Account Number
_________________________________________________________________
          (SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)

Signed at _______________________________________________________   Home Office Program Information: Select one. Once selected, the
                       (City)                (State)                --------------------------------
                                                                    option cannot be changed. Option A _______ Option B _______
Date ____________________________________________________________   Option C _______


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8410 (3/09)                                                            APPSS
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